Exhibit 99.3

PLX PHARMA Inc.

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Page
Unaudited Consolidated Financial Statements

Consolidated Balance Sheets as of March 31, 2017 and December 31, 2016	F-1

Consolidated Statements of Operations for the Three Months Ended March 31, 2017 and 2016	F-2

Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2017 and 2016	F-3

Notes to Consolidated Financial Statements	F-4

PLx Pharma Inc.

UNAUDITED CONSOLIDATED balance sheets

	March 31,	December 31,
	2017	2016
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$425,785	$59,335
Accounts receivable	3,827	5,077
Inventory	290,061	116,726
Contract manufacturing deposit	670,000	-
Prepaid expenses	20,117	4,652
Security deposit	4,064	4,064
TOTAL CURRENT ASSETS	1,413,854	189,854

Property and equipment, net	498,731	426,634
TOTAL ASSETS	$1,912,585	$616,488

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$748,293	$862,995
Accrued interest	135,041	64,781
Accrued interest – related parties	41,641	30,344
Convertible notes payable	1,757,700	1,297,700
Convertible notes payable – related parties	588,300	480,000
Note payable	2,000,000	-
TOTAL CURRENT LIABILITIES	5,270,975	2,735,820

NON-CURRENT LIABILITIES
Deferred revenue	200,000	200,000
TOTAL LIABILITIES	5,470,975	2,935,820

Commitments and contingencies

STOCKHOLDERS' DEFICIT
Preferred stock; $0.001 par value; 10,000,000 shares authorized; none issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 4,383,433 shares issued and outstanding	4,383	4,383
Additional paid-in capital	49,849,711	49,661,802
Accumulated deficit	(53,412,484)	(51,985,517)
TOTAL STOCKHOLDERS' DEFICIT	(3,558,390)	(2,319,332)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,912,585	$616,488

The accompanying notes are an integral part of these unaudited consolidated financial statements.

PLx Pharma Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Three Months Ended March 31,
	2017	2016

OPERATING EXPENSES:
Research and development	$128,339	$39,960
General and administrative	1,217,071	851,569
TOTAL OPERATING EXPENSES	1,345,410	891,529

OPERATING LOSS	(1,345,410)	(891,529)

OTHER INCOME (EXPENSE):
Interest income	-	69
Interest expense	(81,557)	(9,433)
TOTAL OTHER INCOME (EXPENSE)	(81,557)	(9,364)

NET LOSS	$(1,426,967)	$(900,893)

Net loss per common share – basic and diluted	$(0.33)	$(0.21)
Weighted average shares of common stock - basic and diluted	4,383,433	4,383,433

The accompanying notes are an integral part of these unaudited consolidated financial statements.

PLx Pharma Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Three Months Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,426,967)	$(900,893)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	314	1,243
Equity-based compensation	187,909	320,430
Change in operating assets and liabilities:
Accounts receivable	1,250	(5,879)
Inventory	(173,335)	-
Contract manufacturing deposit	(670,000)	-
Prepaid expenses	(15,465)	13,794
Accounts payable and accrued liabilities	(114,702)	(34,762)
Accrued interest	70,260	5,887
Accrued interest – related parties	11,297	3,546
Net cash used in operating activities	(2,129,439)	(596,634)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(72,411)	-
Net cash used in investing activities	(72,411)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of convertible notes payable	460,000	708,850
Proceeds from issuance of convertible notes payable - related parties	108,300	387,500
Proceeds from note payable	2,000,000	-
Net cash provided by financing activities	2,568,300	1,096,350

NET INCREASE IN CASH AND CASH EQUIVALENTS	366,450	499,716
Cash and cash equivalents, beginning of period	59,335	91,657
Cash and cash equivalents, end of period	$425,785	$591,373

SUPPLEMENTAL INFORMATION
Cash paid during the period for:
Income taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

NOTE 1 – BACKGROUND AND ORGANIZATION

Business Operations

PLx Pharma Inc. and its subsidiary PLx Chile SpA (together the “Company”) is a late stage startup specialty pharmaceutical company focusing initially on commercializing two patent-protected lead products: AspertecTM 325 mg and AspertecTM 81 mg (referred to together as “Aspertec”). Aspertec 325 mg is approved by the U.S. Food and Drug Administration for over-the-counter distribution and is the first ever liquid fill aspirin capsule.

PLx Chile SpA was formed on September 12, 2011 as a wholly-owned subsidiary of the Company and engages in the development and research of pharmaceutical formulations in Chile.

Organization, Reincorporation, and Merger with Dipexium Pharmaceuticals, Inc.

PLx Pharma Inc. (Texas), the predecessor to PLx Pharma LLC, was incorporated in the State of Texas on November 12, 2002 under the name of ZT MediTech, Inc. (“ZTM”). In December 2002, ZTM changed its name to GrassRoots Pharmaceuticals, Inc. (“GrassRoots”). Business commenced upon initial capitalization on December 4, 2002. In March 2003, GrassRoots changed its name to PLx Pharma Inc.

On December 31, 2013, PLx Pharma Inc. (Texas) elected a plan of conversion from a corporation to a Texas limited liability company and changed its name to PLx Pharma LLC. Concurrently, PLx Pharma LLC changed its taxing structure for U.S. federal and state income tax from a C Corporation to a partnership, and adopted a new Limited Liability Company Agreement for operations of the entity. Pursuant to the conversion, shares of common and preferred stock of PLx Pharma Inc. (Texas) were exchanged for an equivalent number of common and preferred member units in PLx Pharma LLC. The various classes of preferred stock and their associated rights, principally relating to distributions and liquidation values but excluding conversion features, were retained in each of the preferred member units in the exchange.

On July 21, 2015, PLx Pharma LLC’s shareholders voted to approve a Plan of Conversion whereby PLx Pharma LLC re-incorporated into a Delaware based corporation, PLx Pharma Inc. (Delaware) (the “Reincorporation”) effective July 27, 2015. In conjunction with the conversion, each Preferred Unit was converted into 3,948,594 shares of common stock. Additionally, each Common Unit was converted into 238,582 shares of common stock. In connection with the conversion, the $800,000 of notes executed in early 2015 plus accrued interest of $53,187 and the 1,313,840 Incentive Units issued in conjunction with the notes were exchanged for 196,257 shares of common stock. The note exchange was accounted for as an extinguishment of debt with the fair market value of the common stock issued treated as an increase to common equity and an associated loss on extinguishment of debt of $1,588,937 recorded in July 2015. Finally, all the remaining Incentive Units outstanding were cancelled in conjunction with the conversion.

On December 22, 2016, the Company announced an Agreement and Plan of Merger and Reorganization among PLx Pharma Inc., Dipexium Pharmaceuticals, Inc. (“Dipexium”) and Dipexium Acquisition Corp. (the “Merger”). The Merger closed on April 19, 2017. After the consummation of the Merger, the Company is a wholly-owned subsidiary of Dipexium, and Dipexium (renamed PLx Pharma Inc.) is the continuing registrant and reporting company. Each outstanding share of the Company’s common stock was converted into 0.7875625 shares of Dipexium common stock. Immediately after the Merger, the Company’s former shareholders own a majority of the voting common stock of the combined company and control the combined company’s board of directors, and the Company’s officers are now the officers of the combined company. The Merger will be accounted for as a reverse acquisition, the Company is the accounting acquirer, and the Company’s accompanying historical financial statements will replace Dipexium’s historical financial statements in future filings with the U.S. Securities and Exchange Commission (“SEC”). The capital and per share amounts in these consolidated financial statements have been adjusted to reflect the recapitalization in accordance with the exchange ratio established in the Merger.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

NOTE 2 – LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, which contemplates continuity of operations, realization of assets, and satisfaction of liabilities in the ordinary course of business. The propriety of using the going-concern basis is dependent upon, among other things, the achievement of future profitable operations, the ability to generate sufficient cash from operations, and potential other funding sources, including cash on hand, to meet our obligations as they become due. The Company has suffered recurring losses from operations and has insufficient working capital as of March 31, 2017. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its stockholders, the Company’s ability to obtain necessary equity or debt financing to continue operations, and ultimately the Company’s ability to commercialize Aspertec. These consolidated financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If adequate capital cannot be obtained on a timely basis and on satisfactory terms, the Company’s operations could be materially negatively impacted.

We believe, based on the operating cash requirements and capital expenditures expected for 2017, the Company's cash on hand at March 31, 2017 and the cash resources from the Dipexium merger, is adequate to fund operations for at least twelve months from the date that these financial statements were issued.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim consolidated financial statements are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with the rules and regulations of the SEC for interim financial information. Accordingly, they do not include all the information and footnotes required by U.S. Generally Accepted Accounting Principles (“GAAP”) for complete financial statements. These unaudited interim consolidated financial statements should be read in conjunction with the audited consolidated financial statements and accompanying notes for the year ended December 31, 2016 previously filed with the SEC. In the opinion of management, the unaudited interim consolidated financial statements reflect all the adjustments (consisting of normal recurring adjustments) necessary to state fairly the Company’s financial position as of March 31, 2017 and the results of operations for the three months ended March 31, 2017 and 2016. The interim consolidated results of operations are not necessarily indicative of the results that may occur for the full fiscal year. The December 31, 2016 consolidated balance sheet was derived from the audited consolidated financial statements, but do not include all disclosures including notes required by GAAP for complete financial statements.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PLx Pharma Inc. and its wholly-owned subsidiary, PLx Chile SpA. All significant intercompany balances and transactions have been eliminated within the consolidated financial statements.

Basis of Accounting

The Company's condensed consolidated financial statements have been prepared on the accrual basis of accounting in accordance with GAAP. The Company operates in one business segment.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. In the accompanying consolidated financial statements, estimates are used for, but not limited to, equity-based compensation, allowance for inventory obsolescence, allowance for doubtful accounts, contingent liabilities, fair value and depreciable lives of long-lived assets, deferred taxes and associated valuation allowance and the classification of debt. Actual results could differ from those estimates.

Foreign Currency Remeasurement

The functional currency of PLx Chile SpA has been designated as the U.S. dollar as its debt financing is repayable in the same currency. All balance sheet accounts of PLx Chile SpA are remeasured to U.S. dollars using rates of exchange in effect at the balance sheet date or by historical exchange rates in the case of nonmonetary assets and liabilities. The statement of operations is remeasured at average exchange rates during the period or, for amounts in the statement of operations related to nonmonetary assets and liabilities, at the same rate as used for the related balance sheet transaction. Adjustments, if any, arising from the remeasurement to U.S. dollars are included in the consolidated statement of operations.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Company maintains cash and cash equivalents in a financial institution that at times exceeds federally insured limits. Management believes that the Company's credit risk exposure is mitigated by the financial strength of the banking institution in which the deposits are held. As of March 31, 2017, the Company had cash and cash equivalent balance of $162,136 in U.S. bank accounts that were not insured by the Federal Deposit Insurance Corporation.

Allowance for Accounts Receivable

An allowance for uncollectible accounts receivables is estimated based on historical experience, credit quality, age of the accounts receivable balances, and economic conditions that may affect a customer’s ability to pay. The allowance for uncollectible accounts was zero as of March 31, 2017 and December 31, 2016.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

Inventories

Inventories are stated at the lower of cost or market, using the average cost method. Inventory as of March 31, 2017 and December 31, 2016 is raw materials for the manufacture of Aspertec. We regularly review inventory quantities on hand and the estimated utility of our inventory. If our review indicates a reduction in utility below carrying value, we reduce our inventory to a new cost basis.

Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Company has categorized all investments recorded at fair value based upon the level of judgment associated with the inputs used to measure their fair value.

Hierarchical levels, directly related to the amount of subjectivity associated with the inputs to fair valuation of these assets and liabilities, are as follows:

●	Level 1: Quoted prices in active markets for identical assets or liabilities that the organization has the ability to access at the reporting date.

●	Level 2: Inputs other than quoted prices included in Level 1, which are either observable or that can be derived from or corroborated by observable data as of the reporting date.

●

Level 3: Inputs include those that are significant to the fair value of the asset or liability and are generally less observable from objective resources and reflect the reporting entity's assumptions about the assumptions market participants would use in pricing the asset or liability.

The Company's financial instruments (cash and cash equivalents, receivables, accounts payable and accrued liabilities) are carried in the consolidated balance sheet at cost, which reasonably approximates fair value based on their short-term nature.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. The Company capitalizes additions that have a tangible future economic life. Maintenance and repairs that do not improve or extend the lives of property and equipment are charged to operations as incurred. Depreciation expense is computed using the straight-line method over the estimated useful lives of each class of depreciable assets.

Impairment of Long-Lived Assets

Management reviews property and equipment for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable. If there is an indication of impairment, management prepares an estimate of future cash flows (undiscounted and without interest charges) expected to result from the use of the asset and its eventual disposition. If these cash flows are less than the carrying amount of the asset, an impairment loss is recognized to write down the asset to its estimated fair value.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists, delivery has occurred or services have been provided, the purchase price is fixed or determinable and collectability is reasonably assured.

Research and Development Expenses

Costs incurred in connection with research and development activities are expensed as incurred. Research and development expenses consist of direct and indirect costs associated with specific projects and include fees paid to various entities that perform research related services for the Company.

Equity-Based Compensation

The Company recognizes expense in the consolidated statements of operations for the fair value of all stock-based/ incentive unit-based compensation to key employees, nonemployee directors and advisors in the form of stock options/ incentive units. The Company uses the Black-Scholes option valuation model to estimate the fair value of these awards. Compensation cost is amortized on a straight-line basis over the vesting period for each respective award. The Company estimates forfeitures and adjusts this estimate periodically based on actual forfeitures. The Company adopted new accounting guidance, effective January 1, 2017, with respect to equity-based compensation and related income tax aspects; such adoption did not have a material impact to the consolidated financial statements.

Income Taxes

Income taxes are accounted for under the asset and liability method. Under this method, deferred income taxes are recognized for the future tax consequences attributed to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date.

Effective December 31, 2013 and prior to the Reincorporation, the Company, with the consent of its stockholders, elected to be taxed as a partnership under the Internal Revenue Code. In lieu of corporate income taxes, the Company's members were taxed on their proportionate share of the Company's taxable income.

As of the effective date of the partnership election and prior to the Reincorporation, future taxable income or deductions arising from differences between financial and tax bases of the Company's assets and liabilities were recognized in the tax returns of the individual shareholders; as such, any deferred income taxes prior to the partnership election recorded by the Company were eliminated at December 31, 2013. However, as the Company had provided an allowance against its net deferred tax assets, there was no effect on the accompanying consolidated financial statements. The Company has determined that it is unlikely that any tax will arise from "built-in gains" and, accordingly, no provision has been made for any income tax liability associated with "built-in gains" at the date of the partnership election.

Prior to December 31, 2013, the Company filed income tax returns in the U.S. Federal jurisdiction and the state of Texas. The Company is subject to the Texas franchise tax, commonly referred to as the Texas margin tax. The Texas margin tax has been determined to be an income tax for accounting purposes. The computation of the tax liability is based on Company revenues reduced by certain deductions. Management has determined this tax to be immaterial and accordingly, there is no provision for state income tax included in the accompanying consolidated financial statements.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

The Company is no longer subject to U.S. Federal or state examinations by tax authorities for years before 2011.

Subsequent Events

The Company’s management reviewed all material events through the date that the consolidated financial statements were available to be issued for subsequent event disclosure consideration. See Note 1 for discussion of the Merger.

Recent Accounting Developments

Recently Adopted Guidance

In August 2014, the FASB issued guidance for the disclosure of uncertainties about an entity’s ability to continue as a going concern. Under U.S. GAAP, continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity’s liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. Previously, there was no guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern or to provide related footnote disclosures. This was issued to provide guidance in U.S. GAAP about management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. In doing so, the amendments should reduce diversity in the timing and content of footnote disclosures. The amendments in this update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. The Company adopted this pronouncement effective for the year ended December 31, 2016; the adoption did not have a material impact to the consolidated financial statements.

In March 2016, the FASB issued guidance simplifying the accounting for, and financial statement disclosure of, stock-based compensation awards. Under the guidance, all excess tax benefits and tax deficiencies related to stock-based compensation awards are to be recognized as income tax expenses or benefits in the income statement, and excess tax benefits should be classified along with other income tax cash flows in the operating activities section of the statement of cash flows. Under the guidance, companies can also elect to either estimate the number of awards that are expected to vest, or account for forfeitures as they occur. In addition, the guidance amends some of the other stock-based compensation awards guidance to more clearly articulate the requirements and cash flow presentation for withholding shares for tax-withholding purposes. The guidance is effective for reporting periods beginning after December 15, 2016, and early adoption is permitted, though all amendments of the guidance must be adopted in the same period. The adoption of certain amendments of the guidance must be applied prospectively, and adoption of the remaining amendments must be applied either on a modified retrospective basis or retrospectively to all periods presented. The Company adopted this guidance effective January 1, 2017 and it did not have a material impact on the consolidated financial statements.

In July 2015, the FASB issued guidance for the accounting for inventory. The main provisions are that an entity should measure inventory within the scope of this update at the lower of cost and net realizable value, except when inventory is measured using LIFO or the retail inventory method. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. In addition, the Board has amended some of the other guidance in Topic 330 to more clearly articulate the requirements for the measurement and disclosure of inventory. The amendments in this update for public business entities are effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The amendments in this update should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company adopted this guidance effective January 1, 2017 and it did not have a material impact on the condensed consolidated financial statements.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

In November 2015, the FASB issued accounting guidance to simplify the presentation of deferred taxes. Previously, U.S. GAAP required an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts. Under this guidance, deferred tax liabilities and assets will be classified as noncurrent amounts. The standard is effective for reporting periods beginning after December 15, 2016. The Company adopted this guidance effective January 1, 2017 and it did not have a material impact on the condensed consolidated financial statements.

Unadopted Guidance

In May 2014, the FASB issued guidance for revenue recognition for contracts, superseding the previous revenue recognition requirements, along with most existing industry-specific guidance. The guidance requires an entity to review contracts in five steps: 1) identify the contract, 2) identify performance obligations, 3) determine the transaction price, 4) allocate the transaction price, and 5) recognize revenue. The new standard will result in enhanced disclosures regarding the nature, amount, timing, and uncertainty of revenue arising from contracts with customers. In August 2015, the FASB issued guidance approving a one-year deferral, making the standard effective for reporting periods beginning after December 15, 2017, with early adoption permitted only for reporting periods beginning after December 15, 2016. In March 2016, the FASB issued guidance to clarify the implementation guidance on principal versus agent considerations for reporting revenue gross rather than net, with the same deferred effective date. In April 2016, the FASB issued guidance to clarify the implementation guidance on identifying performance obligations and the accounting for licenses of intellectual property, with the same deferred effective date. In May 2016, the FASB issued guidance rescinding SEC paragraphs related to revenue recognition, pursuant to two SEC Staff Announcements at the March 3, 2016 Emerging Issues Task Force meeting. In May 2016, the FASB also issued guidance to clarify the implementation guidance on assessing collectability, presentation of sales tax, noncash consideration, and contracts and contract modifications at transition, with the same effective date. The Company is currently evaluating the impact, if any, that this guidance will have on the consolidated financial statements.

In February 2016, the FASB issued guidance for accounting for leases. The guidance requires lessees to recognize assets and liabilities related to long-term leases on the balance sheet, and expands disclosure requirements regarding leasing arrangements. The guidance is effective for reporting periods beginning after December 15, 2018, and early adoption is permitted. The guidance must be adopted on a modified retrospective basis, and provides for certain practical expedients. The Company is currently evaluating the impact, if any, that this guidance will have on the consolidated financial statements.

In June 2016, the FASB issued guidance with respect to measuring credit losses on financial instruments, including trade receivables. The guidance eliminates the probable initial recognition threshold that was previously required prior to recognizing a credit loss on financial instruments. The credit loss estimate can now reflect an entity's current estimate of all future expected credit losses. Under the previous guidance, an entity only considered past events and current conditions. The guidance is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted for fiscal years beginning after December 15, 2018. The Company is currently evaluating the impact, if any, that this guidance will have on the consolidated financial statements.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

In August 2016, the FASB issued guidance on the classification of certain cash receipts and cash payments in the statement of cash flows, including those related to debt prepayment or debt extinguishment costs, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance, and distributions received from equity method investees. The guidance is effective for fiscal years beginning after December 15, 2017. Early adoption is permitted. The guidance must be adopted on a retrospective basis and must be applied to all periods presented, but may be applied prospectively if retrospective application would be impracticable. The Company is currently evaluating the impact, if any, that this guidance will have on the consolidated financial statements.

The Company does not believe that any other recently issued effective pronouncements, or pronouncements issued but not yet effective, if adopted, would have a material effect on the accompanying condensed consolidated financial statements.

NOTE 4 – PROPERTY AND EQUIPMENT

In early 2014, management decided to sell certain manufacturing equipment that had not been placed in service. The equipment had an aggregate historical cost of $783,075. Based on estimated cash flows from the potential sale of the equipment, an impairment loss of $358,000 was recorded during the year ended December 31, 2013. Management withdrew the equipment from sale and plans to start using and depreciating the equipment during the initiation of pre-commercialization manufacturing activities in 2017.

NOTE 5 – DEBT

Convertible Notes Payable and Convertible Notes Payable – Related Parties

During 2016 and the three months ended March 31, 2017, the Company borrowed $2,346,000 from 37 different lenders in increments ranging from $5,000 to $250,000, including $588,300 from related parties. All notes accrue interest at 8% per annum with a current maturity date of May 31, 2017. The notes provide for the conversion of principal and accrued interest at a fixed conversion price of $9.95 per share immediately prior to the proposed reverse merger with Dipexium. At any time on or after May 31, 2017, or when certain events occur, such as a merger with another company, the noteholders can convert the notes to the Company’s common stock at $9.95 per share.

Note Payable

On January 6, 2017, pursuant to the Merger Agreement with Dipexium, the Company borrowed $2 million from Dipexium. The loan accrues interest on all outstanding principal at a rate of 8% per annum and has a maturity date that is the later of (a) October 15, 2017, or (b) the date that is 270 days following the termination of the Merger Agreement, subject to acceleration in the event that (i) the Merger Agreement is terminated by Dipexium if PLx has breached any terms in the Merger Agreement such that the conditions to the closing of the merger would not be satisfied; and (ii) PLx thereafter consummates a financing of at least $10.0 million or conducts a reorganization, consolidation, or merger of PLx pursuant to which the holders of PLx’s securities prior to such transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction or the consummation of the sale, lease, transfer, conveyance or other disposition in one or a series of transactions, of all or substantially all of PLx’s assets, or PLx and its subsidiaries, taken as a whole, to any person or entity.

The loan is secured by a first priority perfected security interest in and lien on all right, title and interest of PLx in and to substantially all of its assets. Upon the occurrence of certain events that would have resulted in a termination of the Merger Agreement, any security interest created by the promissory note would have ceased to be effective. However, as the merger closed on April 19, 2017, those provisions are no longer applicable.

Total interest expense for the three months ended March 31, 2017 and 2016 was $81,557 and $9,433, respectively.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

NOTE 6 – STOCK OPTIONS/ INCENTIVE UNITS

Stock Options

On July 21, 2015, the Company adopted an Omnibus Stock Option Plan with an initial pool of 787,563 shares. As of March 31, 2017 and December 31, 2016, options to acquire 691,374 shares of common stock remain outstanding, 505,687 of which are exercisable at March 31, 2017. At March 31, 2017, 96,189 shares remained available for grant.

On May 12, 2016, the Company modified certain options previously issued to its executives. After the modification, options to purchase 118,134 common shares originally vesting on the closing date of an initial public offering instead vested on July 22, 2016. The modified options had an aggregate fair value of $948,117 that was calculated using the Black-Scholes model on the modification day. Variables used in the Black-Scholes model include: (1) discount rate of 1.24%; (2) expected life of 4.69 years; (3) expected volatility of 83.52%, and (4) zero expected dividends. The Company amortized the entire value during the second and third quarters of 2016.

On December 22, 2016, the Company modified certain options previously issued to its board members and other advisors and consultants. After the modification, options to purchase 60,200 common shares originally vesting on the closing date of an initial public offering vested immediately. The modified options had an aggregate fair value of $477,065 that was calculated using the Black-Scholes model on the modification day. Variables used in the Black-Scholes model include: (1) discount rate of 2.04%; (2) expected life of 4.29 years; (3) expected volatility of 84.84%, and (4) zero expected dividends. The Company expensed the value at the time of the modification.

As of March 31, 2017, the Company has $1,194,896 unamortized expense related to unvested options.

During the quarters ended March 31, 2017 and 2016, the Company recorded $187,909 and $320,430, respectively, in compensation expense related to the stock options.

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Lease Agreement

The Company presently leases office space under an operating lease agreement, expiring on December 31, 2017. The office lease requires the Company to pay for its portion of taxes, maintenance and insurance. Rental expense under this agreement was $10,971 and $13,957 for the quarters ended March 31, 2017 and 2016, respectively.

Future minimum lease payments under non-cancelable operating leases with terms expiring in 2017 are $43,430.

PLx Pharma Inc.

Notes to Unaudited Consolidated Financial Statements

Patent License Agreement with the Board of Regents of the University of Texas (NSAIDs)

On January 8, 2003, the Company entered into a patent license agreement with the Board of Regents of The University of Texas System, under which it acquired an exclusive license for several patents and patent applications both inside and outside of the United States relating to gastrointestinal safer formulations of nonsteroidal anti-inflammatory drug (“NSAIDs”). Additionally, the Company acquired worldwide rights to commercialize licensed products and allow for the Company to grant sublicenses subject to royalty payments.

Under terms of the agreement, the Company is responsible for conducting clinical trials involving investigational use of a licensed product for the determination of metabolic and pharmacologic actions in humans, the side effects associated with increasing doses, examination of suspected indications, determination of the potential short-term side effects in humans and for establishing the safety, efficacy, labeled indications and risk-benefit profile in humans. The patent license agreement also requires the Company to provide reimbursement for all expenses incurred by The University of Texas Health Science Center at Houston for filing, prosecuting, enforcing and maintaining patent rights and requires an annual nonrefundable license management fee. In addition, the Company is obligated to pay certain milestone payments in future years relating to royalties resulting from the approval to sell licensed products and the resulting sales of such licensed products.

Development and Commercialization Agreement with Lee’s Pharmaceutical Holdings Limited

In March 2012, the Company entered into a development and commercialization license agreement with Lee's Pharmaceutical Holdings Limited, Zhaoke Pharmaceutical (Heifei) Co. Ltd., and Zhaoke Pharmaceutical (Guangzhou) Co. Ltd. (collectively, “Lee’s Pharmaceutical”). The Company granted to Lee’s Pharmaceutical an exclusive royalty bearing license under licensed subject matter to commercialize marketed products using PL 2200 Aspirin technology within the People’s Republic of China.

On June 19, 2015, the Company and Lee’s Pharmaceutical entered into an amendment to the Development and Commercialization Agreement. Pursuant to the agreement, Lee’s Pharmaceutical paid the Company a $200,000 non-refundable advance payment of royalties in July 2015, which is being deferred until minimum or commercial royalties are expected to begin. This amount is included as deferred revenue as of March 31, 2017 and December 31, 2016.

Master Services Agreement with Pharmaceutical Manufacturing Research Services, Inc.

In February 2017, the Company entered into a master services agreement with Pharmaceutical Manufacturing Research Services, Inc. (“PMRS”). Pursuant to the agreement, PMRS agreed to provide manufacturing and project management services related to Aspertec. The agreement has a term of five years and allows the Company and PMRS to contract multiple projects. The first project is estimated to cost $1.8 million. In February 2017, the Company paid $750,000 deposit to initiate the first project. As of March 31, 2017, the remaining unused deposit was $670,000.

Investor Relations Agreement

On March 21, 2017, the Company entered into an agreement with a service provider offering investor relations services. The agreement has a term of 15 months and the Company agreed to pay a fee of $11,250 in cash for the period from March 15, 2017 through April 30, 2017 and a monthly fee of $15,000 starting May 1, 2017. The $15,000 monthly fee is $7,500 payable in cash and $7,500 payable in the Company’s common shares.